UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2007
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS.

Amendments to Executive Supplemental Retirement Plan

On February 27, 2007, the Executive Compensation Committee, acting on behalf of the Board of Directors, amended and restated the Chesapeake Corporation Executive Supplemental Retirement Plan (the “SERP”) effective as of January 1, 2007. The U.S Named Executive Officers (Andrew J. Kohut, President & Chief Executive Officer; J. P. Causey Jr., Executive Vice President, Secretary & General Counsel; and Joel K. Mostrom, Senior Vice President & Chief Financial Officer) are participants in the SERP. The amendment and restatement was confirmed by the Committee of Independent Directors as to the chief executive officer.

The amendments were made in connection with the freezing, as of December 31, 2005, of the Chesapeake Corporation Retirement Plan for Salaried Employees (the “Salaried Plan”), a defined benefit retirement plan, and related enhancements to the Corporation’s defined contribution plans. For future new participants, the SERP would restore non-elective and matching contributions to the Chesapeake Corporation Retirement & 401(k) Savings Plan (the “401(k) Plan”) limited by Internal Revenue Code restrictions on company contributions.

For current SERP participants eligible to retire, including Mr. Causey, benefits would continue to be provided under the existing defined benefit SERP provisions, with the benefits offset by benefits from the Salaried Plan, non-elective contributions to the 401(k) Plan and matching contributions to the 401(k) Plan in excess of 60% of the first 6% of salary. The effect of these changes will be to maintain benefits at approximately the same level as under prior provisions of the SERP and Salaried Plan, but with an increased portion of total benefits provided by the SERP and a lesser portion provided by the provisions of the Salaried Plan.

For current SERP participants not eligible to retire, including Messrs. Kohut and Mostrom, benefits under the defined benefit SERP provisions would be frozen as of December 31, 2006, with the benefit calculated using the participant’s base salary as of December 31, 2006 and 2006 target annual incentive amount. Messrs. Kohut and Mostrom will receive benefits effective January 1, 2007 under new provisions of the SERP that restore non-elective and matching contributions to the 401(k) Plan limited by Internal Revenue Code restrictions on company contributions, and provide an annual supplemental non-elective company contribution of 2.5% of base salary and annual incentive amount. The effect of these changes will be to reduce the total benefits projected to be received at age 65 by Messrs. Kohut and Mostrom by approximately 30%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 2, 2007	BY:	/s/ Joel K. Mostrom
Joel K. Mostrom
Senior Vice President and Chief Financial Officer